Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

PACIFIC GREEN TECHNOLOGIES, INC.

Promissory Note

Dated: June ___, 2012	$5,000,000

For value received, PACIFIC GREEN TECHNOLOGIES, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of Pacific Green Group Limited (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of Five Million Dollars ($5,000,000), together with interest thereon.

The parties acknowledge that this Note is being issued to the Holder as a result of the Holder and the Maker entering into an Assignment and Share Transfer Agreement (the “Agreement”), dated concurrently herewith, with this Note constituting a portion of the consideration described therein. Among other items, the Agreement provided for the assignment of a representation agreement dated June 7, 2010 (the “Representation Agreement”) with EnviroResolutions Inc. that the Holder has assigned to the Maker.

The Maker shall pay to the Holder $1,000,000 on each anniversary date of the Issuance Date, up to and including the fifth anniversary, in satisfaction of the principal amount of this Note, provided that the Maker has generated gross revenue under the Representation Agreement in that amount by the anniversary date, and provided that the making of such payment would not trigger an Event of Default (as defined herein).  In the event that the required revenues are not achieved, any lesser amount of gross revenues shall be paid towards the Note, and at the election of the Holder any unpaid portion (1) shall otherwise become due and payable on the following anniversary date, or (2) shall be convertible into share of common stock of the Maker as described herein.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth in the Agreement at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which will be provided.  The outstanding principal balance of this Note shall be due and payable on June ____, 2017 (the "Maturity Date") or at such earlier time as provided herein, subject to the conditions described below.

ARTICLE 1

1.1	Interest

Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall not bear interest.

1.2	Conversion

At any time after the  Issuance Date, if the Maker has not paid any amount due under this Note on an applicable anniversary date of the Note, the Holder may by providing written notice (the “Notice”) and the Declaration attached hereto as Schedule A to the Maker, exercise its rights of Conversion in respect of the portion of the outstanding amount of such payment into shares of common stock (the “Shares”) of the Maker (the “Conversion Right”), on the following terms:

(a)
The number of Shares issuable under the Conversion Right (the "Conversion Rate") shall be determined by dividing (x) that portion of the outstanding payment due on such anniversary date that the Holder elects to convert by (y) the Conversion Price (as defined below) then in effect on the date on which the Holder faxes the Notice of conversion, duly executed, to the Maker (facsimile number 1-702-943-0233, Attn.: President) (the “Conversion Date”).  With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

(b)	The term "Conversion Price" shall mean the average Closing Bid Prices for the twenty trading days immediately preceding the Conversion Date.

(c)
The term "Closing Bid Price" shall mean, on any particular date (i) the closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

(d)
Within seven (7) days of Notice by the Holder exercising its Conversion Rights hereunder, the Maker shall deliver a Share Certificate to the Holder representing the number of Shares acquired by the Holder pursuant to the Conversion Rate set out in subparagraph 1.2(a) of this Note.

(e)
the Holder understands that any certificates representing any Bonus Shares or any Shares acquired by the Holder upon exercise of the Conversion Right will have a resale legend on them that will read substantially as follows:

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”). THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR THE BENEFIT OF U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL ONE YEAR AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF SUCH SECURITIES OR THE CLOSING DATE OF THE SALE AND TRANSFER THEREOF, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) UNDER THE ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S.

1.3	Payment on Non-Business Days

Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

1.4	Transfer

This Note may not be transferred or sold, or pledged, hypothecated or otherwise granted as security by the Holder without the consent of the Maker.

1.5	Replacement

Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE 2
EVENTS OF DEFAULT, REMEDIES

2.1	Events of Default

The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a)	the Maker shall fail to make the payment of any amount of principal or interest outstanding on the date such payment is due hereunder; or

(b)
default shall be made in the performance or observance of any material covenant, condition or agreement contained in this Note and such default is not fully cured within five (5) business days after the occurrence thereof; or

(c)	any material representation or warranty made by the Maker herein shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(d)	the Maker shall:

(i)
default in any payment of any amount or amounts of principal of or interest on any indebtedness (other than the indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $100,000; or

(ii)
default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(e)	the Maker shall:

(i)	apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets;

(ii)	make a general assignment for the benefit of its creditors;

(iii)	commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic);

(iv)	file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally;

(v)
acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic);

(vi)	issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or

(vii)	take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(f)	a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking:

(i)	the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts;

(ii)	the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker; or

(iii)
similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(g)	the failure of the Maker to pay any amounts due to the Holder herein within three (3) business days of receipt of notice to the Maker.

2.2	Remedies Upon An Event of Default

If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option:

(a)
declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; or

(b)	exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, or applicable law.

No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 3
PREPAYMENT

3.1	Redemption

The Maker shall have the right to redeem and prepay this Note at any time prior to the Maturity Date upon payment to the Holder of the amount of principal and accrued interest outstanding on the date of such redemption.

3.2	No Rights as Shareholder

Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE 4
MISCELLANEOUS

4.1	Notices

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective:

(a)
upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); or

(b)	on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

4.2	Governing Law

This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

4.3	Headings

Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

4.4	Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief

The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

4.5	Enforcement Expenses

The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

4.6	Binding Effect

The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

4.7	Amendments

This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

4.8	Compliance with Securities Laws

The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment.  This Note, any Note issued in substitution or replacement thereof and any Shares issued pursuant hereto shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

4.9	Consent to Jurisdiction

Each of the Maker and the Holder:

(a)	hereby irrevocably submits to the exclusive jurisdiction of the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Note; and

(b)
hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this 4.9 shall affect or limit any right to serve process in any other manner permitted by law.  Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

4.10	Parties in Interest

This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

4.11	Failure or Indulgence Not Waiver

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.12	Maker Waivers

Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)
No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)
THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

4.13	Definitions

For the purposes hereof, the following terms shall have the following meanings:

(a)
"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

PACIFIC GREEN TECHNOLOGIES, INC.

Per:
Authorized Signatory

Schedule A

DECLARATION OF REGULATION S ELIGIBILITY

Regulation S of the Securities Act is available for the use of non-U.S. Persons only.  This Declaration must be answered fully and returned to PACIFIC GREEN TECHNOLOGIES, INC. with your conversion notice to ensure the Maker is in compliance with the Securities Act.  All information will be held in the strictest confidence and used only to determine investor status.  No information will be disclosed other than as required by law or regulation, other demand by proper legal process or in litigation involving the company or its affiliates, controlling persons, officers, directors, partners, employees, attorneys or agents.

I, _________________________________, HEREBY AFFIRM AND DECLARE THAT:

1.	I am not a resident of the United States of America.

2.	I am not purchasing securities for the benefit of a resident of the United States of America.

3.	I am not purchasing securities in the name of a company incorporated in the United States of America or for the benefit of a company incorporated in the United States of America.

4.	I am not purchasing securities in my capacity as Trustee for a U.S.-based Trust.

5.	I am not purchasing securities in my capacity as the Executor or Administrator of the Estate of a U.S. resident.

6.
I am not a U.S. resident purchasing securities through a brokerage account located outside of the United States of America, nor am I using a non-U.S. brokerage account to purchase securities for the benefit of individuals or corporate entities resident within the United States of America.

7.	I am not purchasing the securities in an attempt to create or manipulate a U.S. market.

8.	I am purchasing the securities as an investment and not with a view towards resale.

9.
I will only resell the securities to other non-U.S. residents in accordance with Rule 905 of Regulation S, or to U.S. residents in accordance with the provisions of Rule 144 following the expiration of one year from the date of acquiring the securities.

10.	I am permitted to purchase the securities under the laws of my home jurisdiction.

11.
I understand that if I knowingly and willingly make false statements as to my eligibility to purchase or resell securities under Regulation S, I may become subject to civil and criminal proceedings being taken against me by the United States Securities and Exchange Commission.

DATED: _______________________, 20____	__________________________________ Signature
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